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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Ivivi Technologies, Inc.

Montvale, New Jersey




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ivivi Technologies, Inc. (the "Corporation") of our report dated June 30, 2008 relating to the financial statements of the Corporation included in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2008.



/S/ RAICH ENDE MALTER & CO. LLP
-------------------------------
East Meadow, New York

February 11, 2009